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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT
                                       and
                             COVENANT NOT TO COMPETE

         EMPLOYMENT AGREEMENT and COVENANT NOT TO COMPETE (the "Employment Agreement"), by and between WORLDQUEST NETWORKS, INC. ("WorldQuest") and B. Michael Adler ("Executive"), effective as of April 14, 2003.


                                   WITNESSETH:

         WHEREAS, WorldQuest desires to continue to utilize the services of the Executive as its Chairman of the Board, and the Executive is willing to render such services; and

         WHEREAS, WorldQuest and the Executive desire to evidence in this Employment Agreement the terms under which the Executive will perform such services;


         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Executive and WorldQuest agree as follows:

         1. Title and Duties

                  (a) The Executive's title will be Chairman of the Board of WorldQuest. The Executive's duties and responsibilities will be as described in WorldQuest's Bylaws (as in effect as of the date of this Employment Agreement) and the Executive shall at all times report directly to the Board of Directors of WorldQuest, or as otherwise agreed by the Executive. As an officer of WorldQuest, the Executive shall be classified an employee for all purposes. The Executive will exercise due diligence and reasonable care in the performance of the Executive's duties under this Employment Agreement.

                  (b) The Executive shall continue to serve as a member of the Board of Directors of WorldQuest, and shall be nominated for continued membership on the Board, and Chairmanship of the Board, during the Term of this Employment Agreement.

         2. Term

                  (a) Unless earlier terminated as provided for herein, the term of this Employment Agreement will be for three years, beginning on April 14, 2003, and ending on April 13, 2006 (the "Term").

                  (b) If the Executive's employment with WorldQuest is terminated by the Executive due to the Executive's voluntary resignation (other than voluntary resignation following "Constructive Termination", as defined below) or by WorldQuest for "Cause" (as defined below), this Employment Agreement shall terminate immediately (except for the provisions of Paragraphs 4, 5, 6 and 7). For purposes of this Employment Agreement, the Executive may be terminated for "Cause" by majority vote of (excluding the Executive) the Board of Directors of WorldQuest as a result of (i) refusal to implement or adhere to policies or directives of the Board of Directors of WorldQuest; or (ii) gross negligence that is materially injurious to the operations or financial condition of WorldQuest; and such conduct or condition causing termination for Cause is not cured within thirty days after written notice is delivered to the Executive from WorldQuest. For these purposes, no refusal to act or failure to adhere shall be considered as grounds for Cause unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of WorldQuest. In the event corrective action is not satisfactorily taken by the Executive, a final written notice of termination shall be provided to the Executive by WorldQuest.




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                  (c) If the Executive's employment is terminated during the
         Term of this Employment Agreement due to resignation following "Constructive Termination" (as defined below) or for any other reason other than the Executive's voluntary resignation or discharge for Cause, this Employment Agreement shall terminate immediately (except for the confidentiality provisions of Paragraph 4(a) and the provisions of Paragraphs 5, 6 and 7) and the Executive shall receive:

                           (i) The Executive's Base Salary as described in
                  Paragraph 3(a) through the date of termination;

                           (ii) in lieu of further cash payments to the
                  Executive pursuant to Paragraph 3, WorldQuest shall pay the Executive within thirty days of the date of the Executive's termination, a lump sum amount equal to the Executive's annual Base Salary;

                           (iii) full vesting in all stock options previously
                  granted to the Executive (irrespective of the date of the grant of such stock options and irrespective of the vesting schedule otherwise applicable to such stock options; the Executive shall be permitted to retain such options for future exercise or sell such stock received on exercise as though the Executive had remained in the employment of WorldQuest until the end of the regular Term, and WorldQuest shall take such actions as are permitted by applicable law to cause such vesting and option retention; and

                           (iv) additionally, the provisions of Paragraphs 7(g)
                  and 7(h) shall remain in effect as though this Employment Agreement expired at the end of its regular Term described in Paragraph 2(a), irrespective of its earlier termination.

                  For purposes of this Employment Agreement a "Constructive Termination" shall be deemed to have occurred in the event that (i) the Executive's Base Salary as defined in Paragraph 3(a), bonus compensation under Paragraph 3(b), option grants under Paragraph 3(c) or other compensation as described in Paragraphs 3(d) and 3(e) is reduced; (ii) a significant diminution in the Executive's responsibilities, authority or scope of duties is effected by the Board of Directors and such diminution is made without the Executive's written consent (without regard to whether or not any change is made to the Executive's title); (iii) WorldQuest materially breaches this Employment Agreement or (iv) a Change in Control of WorldQuest occurs. For purposes of this Employment Agreement, a "Change in Control of WorldQuest" means the occurrence of any of the following events after the date hereof: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of more than 20% of the total voting stock of WorldQuest; (b) WorldQuest is merged with or into or consolidated with another person and, immediately after giving effect to the merger or consolidation,
         (A) less than 80% of the total voting power of the outstanding voting stock of the surviving or resulting person is then "beneficially owned" (within the meaning of Rule l3d-3 under the Exchange Act) in the aggregate by (x) the stockholders of WorldQuest immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of WorldQuest entitled to vote with respect to such merger or consolidation, the stockholders of WorldQuest as of such record date and (B) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act) of more than 20% of the voting power of the voting stock of the surviving or resulting person; (c) WorldQuest, either individually or in conjunction with one or more of its subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of WorldQuest and the subsidiaries, taken as a whole (either in one transaction or a series of related transactions), to any person (other than WorldQuest or a wholly owned subsidiary); or (d) the liquidation or dissolution of WorldQuest. Any resignation by the Executive as a result of assertion of a Constructive Termination shall be communicated by delivery to the Board of Directors of WorldQuest of thirty days' advance written notice of such Constructive Termination and the grounds therefor, during which period WorldQuest shall be entitled to cure or remedy the matters set forth in such notice to the Executive's reasonable satisfaction. Unless the Executive shall withdraw such notice prior to the expiration of such thirty day period, such



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         resignation shall take effect upon the expiration of thirty days from the date of the delivery of such notice. Any other resignation by the Executive shall be communicated by thirty days' advance written notice.

                  (d) If the Executive shall die, or become disabled and cannot perform the Executive's duties, this Employment Agreement shall terminate immediately. For purposes of this Employment Agreement, the Executive shall be disabled as of the first date on which the Executive shall become eligible to receive disability benefits under WorldQuest's long-term disability plan (or Social Security disability benefits at a time when WorldQuest does not maintain a long-term disability plan or such plan is not available to the Executive). WorldQuest will maintain for a period of twenty-four months from the date of the Executive's death or disability, all Directors and Officers Liability Insurance that WorldQuest was maintaining for the Executive and/or the Executive's estate as of the date of the Executive's death or disability.

         3. Compensation

                  (a) Each year during the Term hereof, the Executive will be paid a base salary of $170,000 per annum ("Base Salary"), payable in accordance with WorldQuest's payroll guidelines, subject to applicable tax and benefit plan withholding. Increases may be made to the Executive's Base Salary at the discretion of the Board of Directors, or up to an annual Base Salary of $200,000 in the discretion of the President and Chief Executive Officer of WorldQuest, based upon the Executive's individual performance.

                  (b) The Executive shall be a participant in any incentive compensation plan sponsored by WorldQuest, at the highest level of executive participation.

                  (c) The Executive shall be designated as a participant in one or more option or stock-based compensation plans established by WorldQuest, and shall be entitled to purchase shares of common stock of WorldQuest provided thereunder.

                  (d) The Executive shall be entitled to participate in all of WorldQuest's benefit programs for senior management executives. The Executive shall participate in, and be eligible to receive benefits under, any "employee welfare benefit plans" and "employee pension benefit plans" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) and business travel insurance plans and programs as shall apply to general and/or executive employees of WorldQuest.

                  (e) The Executive shall be entitled to participate in such other compensation arrangements and receive such other perquisites as the Board of Directors of WorldQuest in its sole discretion determines, provided that WorldQuest shall pay or reimburse the Executive for all reasonable business, travel or entertainment expenses incurred in connection with the performance of services under this Employment Agreement. WorldQuest shall furnish the Executive with an office commensurate with the Executive's title and adequate for the performance of the Executive's duties, and with secretarial assistance and similar services.

         4. Confidentiality and Non-Competition

                  (a) The Executive recognizes and acknowledges that the Executive will have access to certain information concerning WorldQuest that is confidential and proprietary and constitutes valuable and unique property of WorldQuest. The Executive agrees that the Executive will not at any time, either during or after the Executive's employment, disclose to others, use, copy or permit to be copied, except pursuant to the Executive's duties on behalf of WorldQuest or its successors, assigns or nominees, any secret or confidential information of WorldQuest (whether or not developed by the Executive) without the prior written consent of the Board of Directors of WorldQuest.

                  (b) The Executive and WorldQuest agree that the Executive, by virtue of his position with WorldQuest, is in the possession of highly sensitive information regarding WorldQuest's investors, contracts, plans and operations, and those of its corporate affiliates, that the Executive is WorldQuest's representative to current and potential clients, that other entities each compete vigorously with



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         WorldQuest throughout various portions of WorldQuest's area of operations, and the Executive's use of such knowledge for the benefit of a competitor of WorldQuest would provide a competitive advantage to a competitor that would be highly detrimental to WorldQuest. The Executive's skills, knowledge and services are unique, and the success or failure of WorldQuest is dependent upon the Executive's services. The Executive agrees that WorldQuest has a legitimate business interest in protecting this information and preventing competitors from utilizing such information. Therefore, the Executive agrees that, for a period of twelve months following the termination of this Employment Agreement by the Executive other than due to Constructive Termination or discharge without Cause, the Executive will not engage in any Prohibited Competitive Activities as provided in Paragraph 4(c) below.

                  (c) During the time period specified in Section 4(b), the Executive shall not:

                           (1) Directly or indirectly own, operate, manage,
                  consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any international internet telephony and/or money transfer business or enterprise the principal markets of which are the United States and/or India; or

                           (2) Directly or indirectly solicit business from any
                  individual or entity doing regular and substantial business with WorldQuest in the United States and/or India during the Term of this Employment Agreement.

                  Such activities are defined as "Prohibited Competitive Activities".

                  (d) WorldQuest and the Executive agree that money damages may not be adequate to compensate WorldQuest for the Executive's breach of any provision of this Paragraph 4 and that WorldQuest therefor will be entitled to a decree for specific performance of other appropriate remedy, including injunctive relief, to enforce the Executive's performance of any such provision. The Executive expresses, agrees and acknowledges that this Covenant Not to Compete is necessary for the protection of WorldQuest because of the nature and scope of its business and the Executive's position with, and services for, WorldQuest. The Executive acknowledges that any breach of this Covenant Not to Compete would result in irreparable damage to WorldQuest.

                  (e) The Executive expressly agrees and acknowledges as follows:

                           (1) This Covenant Not to Compete is reasonable as to
                  time and geographical area and does not place any unreasonable burden upon the Executive;

                           (2) The general public will not be harmed as a result
                  of enforcement of this Covenant Not to Compete;

                           (3) The Executive has requested or has had the
                  opportunity to request that his personal legal counsel review this Covenant Not to Compete; and

                           (4) The Executive understands and hereby agrees to
                  each and every term and condition of this Covenant Not to Compete.

         5. Indemnification

                  If, at any time during or after the Term of this Employment Agreement, the Executive is made a party to, or is threatened to be made a party in, any civil, criminal or administrative action, suit or proceeding by reason of the fact that the Executive is or was a director, officer, employee, or agent of WorldQuest, or of any other corporation or any partnership, joint venture, trust or other enterprise for which the Executive served as such at the request of WorldQuest, then the Executive shall be indemnified



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         by WorldQuest against expenses actually and reasonably incurred by the
         Executive or imposed on the Executive in connection with, or resulting from, the defense of such action, suit or proceeding, or in connection with, or resulting from, any appeal therein if the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interest of WorldQuest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Executive's conduct was unlawful, except with respect to matters as to which it is adjudged that the Executive is liable to WorldQuest or to such other corporation, partnership, joint venture, trust or other enterprise for gross negligence or willful misconduct in the performance of the Executive's duties. As used herein, the term "expenses" shall include all obligations actually and reasonably incurred by the Executive for the payment of money, including, without limitation, attorney's fees, judgments, awards, fines, penalties and amounts paid in satisfaction of a judgment or in settlement of any such action, suit or proceeding, except amounts paid to WorldQuest or such other corporation, partnership, joint venture, trust or other enterprise by the Executive.

         6. Arbitration

                  Except as provided in Paragraph 4, any controversy or claim arising out of or relating to this Employment Agreement, or any breach thereof, except as provided in Paragraph 4, shall be adjudged only by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the City of Dallas, Texas, or such other place as may be agreed upon at the time by the parties to the arbitration. The arbitrator(s) shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees of the parties, as well as the arbitrators' fees and expenses, in such proportions as the arbitrator(s) deem just.

         7. Other Provisions

                  (a) This Employment Agreement will be governed by, construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might otherwise refer to the substantive law of another jurisdiction.

                  (b) Except as otherwise indicated, this Employment Agreement is not assignable without the written authorization of both parties; provided that WorldQuest may assign this Employment Agreement to any entity to which WorldQuest transfers substantially all of its assets or to any entity which is a successor to WorldQuest by reorganization, incorporation, merger or similar business combination. In the event of any such transfer or assignment by WorldQuest, the rights and privileges of the Board hereunder shall be vested in the Board of Directors or other governing body of the transferee or successor entity. However, notwithstanding anything to the contrary contained herein, this Employment Agreement will be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of WorldQuest, and WorldQuest will require any such successor by agreement, in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that WorldQuest would be required to perform if no such succession had taken place. In addition to the Executive's rights above, if a Change in Control of WorldQuest occurs as described in Paragraph 2(c) above, the failure of WorldQuest to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Employment Agreement and shall entitle the Executive to compensation from WorldQuest in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive resigned from the Executive's employment due to a Constructive Termination, as described in Paragraph 2(c) above, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Employment Agreement, "WorldQuest" shall mean WorldQuest as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 7(b) or which otherwise becomes bound by all the terms and provisions of this Employment Agreement by operation of law. This Employment Agreement and all rights of the parties hereto shall inure to the benefit of and be


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         enforceable by the parties hereto, their assigns, personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

                  (c) Except as otherwise provided herein, the provisions of Paragraphs 4, 5 and 6 of this Employment Agreement shall survive the termination of this Employment Agreement.

                  (d) Upon commencement of the term of this Employment Agreement, this Employment Agreement supersedes all previous employment agreements, written or oral, between WorldQuest and the Executive. This Employment Agreement may be amended only by written amendment duly executed by both parties hereto or their legal representatives and authorized by action of the Board. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

                  (e) Any notice or other communication required or permitted pursuant to the terms of this Employment Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States mail, first class, postage prepaid and registered with return receipt requested, addressed to the intended recipient at his or its address set forth below and, in the case of a notice or other communication to WorldQuest, directed to the attention of the Board of Directors with a copy to the Secretary of WorldQuest, or to such other address as the intended recipient may have theretofore furnished to the sender in writing in accordance herewith, except that until any notice of change of address is received, notices shall be sent to the following addresses:

                  If to the Executive:            If to WorldQuest

                  B. Michael Adler                WorldQuest Networks, Inc.
                  17607 Cedar Creek Canyon        Attn:  President and
                  Dallas, Texas  75252            Chief Executive Officer
                                                  14911 Quorum Drive, Suite 140
                                                  Dallas, Texas  75254

                  (f) If any one or more of the provisions or parts of a provision contained in this Employment Agreement including, without limitation, the restrictions contained in Paragraph 4, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision or part of a provision of this Employment Agreement, but this Employment Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provisions or part thereof shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by law.

                  (g) The Executive shall not be required to mitigate damages (or the amount of any compensation provided under this Employment Agreement to be paid) following the Executive's termination of employment, by seeking employment or otherwise.

                  (h) In the event that any Incentive Compensation Plan or the Option Plan are amended to reduce, modify limit or restrict any of the Executive's accrued or vested rights thereunder, no such amendment shall apply to the Executive without the Executive's written consent.

                  (i) WorldQuest shall maintain during the Term of this Employment Agreement and for a period of twenty-four months thereafter Directors and Officers Liability Insurance covering the Executive (or the Executive's estate, if the Executive is deceased or incompetent), which provides coverage at least as favorable to the Executive (or the Executive's estate, if the Executive is deceased or incompetent), as coverage under WorldQuest's policy in effect on the date of execution of this Employment Agreement, and which coverage shall be increased from time to time in such amounts as the Board may determine to be appropriate in light of WorldQuest's operations.


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                  (j) WorldQuest will not amend the provisions of its governing documents which pertain to the Executive's indemnification in the Executive's capacity as an officer and/or member of the Board of WorldQuest except to substitute therefor provisions which are more favorable to the Executive, except as otherwise required by law or the rules of any securities exchange or similar entity, or by applicable law.


                            WorldQuest Networks, Inc.



                            By:       /s/ R. Stephen Polley
                                      -----------------------------------------
                                      R. Stephen Polley
                                      Its:President and Chief Executive Officer


                            Approved:  /s/ Robert A. Farmer
                                      -----------------------------------------
                                      Robert A. Farmer
                                      Director, Chair of Compensation Committee




AGREED AND ACCEPTED this 14th
day of April, 2003
and effective as of April 14, 2003.


/s/ B. Michael Adler
-----------------------------------
B. Michael Adler


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